Exhibit 5.1

11 S. Meridian Street

Indianapolis, IN 46204-3535

(317) 231-1313

Fax (317) 231-7433

www.btlaw.com

March 8, 2024

Greystone Housing Impact Investors LP
14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

Ladies and Gentlemen:

You have requested our opinion in connection with the offering by Greystone Housing Impact Investors LP, a Delaware limited partnership (the “Partnership”), of the number of beneficial unit certificates representing assigned limited partnership interests in the Partnership having aggregate sale proceeds of up to $50,000,000 (the “BUCs”), to be issued pursuant to the Registration Statement on Form S-3 (File No. 333-268538) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 23, 2022 and declared effective by the Commission on December 2, 2022 (the “Registration Statement”), the related prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Units are to be sold by the Partnership in accordance with the Amended and Restated Capital on DemandTM Sales Agreement dated March 8, 2024 between the Partnership, JonesTrading Institutional Services LLC, and BTIG, LLC (the “Sales Agreement”), as described in the Prospectus Supplement.

In rendering the opinions set forth below, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of such documents and records of the Partnership and such statutes, regulations, and other instruments as we deemed necessary or advisable for purposes of the opinions expressed herein, including (i) the Certificate of Limited Partnership of the Partnership, as amended; (ii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated December 5, 2022, as amended (the “Partnership Agreement”); (iii) the Registration Statement; (iv) the Prospectus; (v) certain resolutions adopted by the Board of Managers of Greystone AF Manager LLC (“Greystone”), which is the general partner of the general partner of the Partnership; and (vi) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. As to certain matters of fact material to our opinions, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Partnership and Greystone, and we have not otherwise independently investigated or verified such facts. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act (“DRULPA”), and we express no opinion with respect to any other laws.

Greystone Housing Impact Investors LP

March 8, 2024

In connection with rendering the opinions set forth herein, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the legal capacity of all natural persons; (v) all BUCs will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement, the Prospectus, and the applicable Prospectus Supplement; and (vi) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, when sold and issued in accordance with the terms of the Sales Agreement and Partnership Agreement, in the manner described in the Registration Statement, Prospectus, and Prospectus Supplement, and in compliance with the Securities Act and applicable state securities laws, the BUCs will be duly authorized and validly issued under the DRULPA, and purchasers of the BUCs will not have any obligation to make payments to the Partnership or its creditors (other than the purchase price for the BUCs) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the BUCs.

We express no opinion herein other than as expressly stated above. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise the Partnership or any other party of any subsequent changes to the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K to be filed by the Partnership with the Commission, to the incorporation by reference of this opinion in the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement. However, in giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP